Exhibit 99.1

Eightco Holdings Inc. Reports Full Year 2022 Financial Results and Provides Business Update

SAFETY HARBOR, Florida, April 17, 2023 (GLOBE NEWSWIRE) – Eightco Holdings Inc. (NASDAQ: OCTO) today provided a corporate update in conjunction with the filing of its Annual Report, on Form 10-K for the year ended December 31, 2022.

Executive Commentary

“2022 was a transformative year for Eightco Holdings Inc. Our management team made the proactive and strategic decision to account for uncertainty in the market while continuing to focus in areas where we see solid, sustainable growth. By divesting certain of our non-core operations and adding to our inventory solutions business, we believe are well-positioned for future growth and will continue to invest and expand our strategy to assist clients in the e-commerce environment. These changes to our business assist us in responding to a challenging market and allow us to make key investments to serve our existing and potential client base. Furthermore, by expanding our strategy to assist the e-commerce environment, we continue to position ourselves to take advantage of the growing trend towards online purchases. With more and more consumers shopping online, there is a significant opportunity for growth,” said Eightco Holdings Inc. CEO, Brian McFadden.

“Inventory can appear as an asset on a balance sheet, but it can also be a liability if it’s not managed effectively. Inventory management is crucial for businesses, as it can impact cash flow, profitability, and customer satisfaction. It’s important for companies to have a clear understanding of their inventory levels and be able to optimize their inventory management processes to ensure that they have the right amount of inventory at the right time. Our goal is to provide industry leading e-commerce inventory solutions globally,” continued Brian McFadden, CEO of Eightco Holdings Inc.

2022 and Subsequent Corporate Highlights

●	Completion of the spinoff from Vinco Ventures, Inc.

●	Began trading on the NASDAQ Capital Market

●	Completion of the Acquisition of Forever 8

●	Eightco Holdings Projects FY 2023 Revenue of $60 Million

●	Eightco Holdings’ subsidiary, Forever 8 Fund, LLC, Generates Over $1 Million of Revenue in a Single Day

●	Eightco Holdings’ subsidiary, Forever 8 Fund, LLC, expanded its partnership with Arca One, LLC, a 3PL with operations in Asia and the United States

●	Announced Name Change to Eightco Holdings Inc.

●	Announced Upcoming Non-Deal Road Show with Prominent Investment Bank

●	Eightco Holdings Inc. Beta Launches AI-Generated Content Platform

The full text of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, is available through the SEC’s EDGAR database at sec.gov.

About Eightco Holdings Inc.

Eightco Holdings Inc. (NASDAQ: OCTO) is committed to growth focused around its existing subsidiaries, Forever 8, an inventory management platform for e-commerce sellers, and Ferguson Containers, a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco Holdings Inc. aims to create significant value and growth for its portfolio companies and shareholders.

For additional information, please visit www.8co.holdings

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the potential that the expected benefits of Eightco Holdings Inc.’s acquisition of Forever 8 are not achieved; Forever 8’s inability to continue the results from the fourth quarter of 2022; Cryptyde’s inability to raise additional capital of at least $3 million, which is assumed in its FY 2023 revenue projection; the prior achievement of $1 million in revenue by Forever 8 does not mean Forever 8 will achieve similar daily revenue in the future and its daily revenue in the future may decline significantly; revenue is not the same as net income which takes into account certain costs and expenses of Forever 8; achievement of the expected benefits of Eightco Holdings Inc.’s spin-off from Vinco Ventures, Inc.; tax treatment of the spin-off; market and other conditions; the risks that the ongoing COVID-19 pandemic may disrupt Eightco Holdings Inc.’s business more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce Eightco Holdings Inc.’s capital resources; Eightco Holdings Inc.’s inability to raise adequate capital to fund its business; Eightco Holdings Inc.’s inability to innovate and attract users for Eightco Holdings Inc.’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainty, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco Holdings Inc.’s actual results to differ from those contained in forward-looking statements, see Eightco Holdings Inc.’s filings with the Securities and Exchange Commission (SEC), including the section titled “Risk Factors” in Eightco HoldingsInc.’s filings with the Securities and Exchange Commission, including Eightco Holdings Inc.’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All information in this press release is as of the date of the release, and Eightco Holdings Inc. undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

Richard Brown

617-819-1289

investors@8co.holdings